UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 6, 2007

AskMeNow, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-49971	71-0876952
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26 Executive Park, Suite 250, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(949) 861-2590

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

    On September 6, 2007, the Company executed a $300,000 12% Junior Convertible Promissory Note in favor of a lender in connection with its bridge loan offering commenced in August 2007 of up to $1 million principal amount of 12% junior promissory notes. The Company also issued warrants to the lender representing the right to purchase three shares of common stock ($.01 par value) for every $1.00 in principal loaned, or warrants to purchase an aggregate 900,000 shares, at an exercise price of $.50 per share.

    Additional information regarding the note and the Company’s bridge offering is included under Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

    As noted above, the Company executed a 12% Junior Convertible Promissory Note in the principal amount of $300,000 on September 6, 2007 (the “Note”). The Note is due and payable 270 days from the date of issuance, unless such maturity date is extended at the Company’s option for an additional 90 days. The Note bears interest at the annual rate of 12%, and may be prepaid in whole or in part at any time without penalty or premium.

    The Note balance is convertible at any time prior to repayment at the option of the holder into shares of the Company’s common stock, at a conversion price of $.50 per share. The holder also may elect to convert the Note balance upon the occurrence of a “qualified offering,” defined as a person, business entity, or group of persons or business entities acting in concert acquiring, in a single arms-length transaction or in a series of related arms-length transactions, shares of the Company’s common stock, or other equity securities of the Company convertible into or exercisable for common stock, for aggregate consideration valued at $5,000,000 or more. If the holder elects to convert in connection with such qualified offering, the holder must convert the entire then-outstanding Note balance into the same securities purchased by the investors in the qualified offering at a per share price equal to the per share sale price paid by such investors.

    The Note contains certain covenants of the Company, including covenants (a) not to sell, transfer or dispose of a material part of its assets, (b) not to make any loan to any person who is or becomes a shareholder or executive employee of the Company (other than for reasonable advances for expenses in the ordinary course of business), (c) to preserve and keep in full force and effect the Company’s corporate existence, rights and franchises as well as its property and assets, and not to permit any liens, encumbrances or other security interests to arise or be made against such property or assets other than certain permitted liens, and (d) not to issue any debt, equity or other instrument which would give the holder thereof, directly or indirectly, a right in any assets of the Company or any subsidiary that are pari passu, senior or superior to any right of the lender in or to such assets.

    Events of default under the Note include failing to pay amounts payable under the Note when due, dissolution of the Company, the making of an assignment for the benefit of creditors or seeking relief under applicable bankruptcy or similar laws, foreclosure against or the levying of an attachment or garnishment against any assets or property of the Company, or the breach of certain covenants made by the Company. Upon the occurrence of an event of default and the Company’s failure to cure such default, the lender has the right to declare the Note balance to be forthwith due and payable and, in the case of a payment default, the lender is automatically entitled to full and immediate payment of all amounts due without any action on the part of the lender required.

    The rights of the lender under the Note in and to the assets of the Company are expressly subordinated to the rights in and to such assets of the holders of the Company’s “Senior Indebtedness”, defined as those certain 12% Senior Promissory Notes issued by the Company in its $3,000,000 best efforts, no minimum bridge offering completed in May 2007.

    Finally, the Note provides that the holder is entitled to certain piggyback registration rights for a period of two years following issuance of the final note in the Company’s bridge offering (discussed below) with respect to the shares issuable upon conversion of the Note. Such registration rights are in addition to registration rights granted to the lender with respect to the shares issuable upon exercise of the warrants issued in the transaction, all of which such registration rights were made subordinate to those of the holders of the Company’s 10% (PIK) Series A Preferred Stock and 10% (PIK) Series B Preferred Stock and warrants issued to such holders in connection with the purchase and sale of such preferred stock.

    The lender was issued warrants to purchase an aggregate 900,000 shares of common stock at $.50 per share, subject to adjustment in the event of a subdivision or combination of the Company’s common stock, dividends in common stock or other securities, or a reorganization, reclassification, consolidation, merger or sale of the Company. The warrants are exercisable for cash, and also contain a cashless exercise feature. The term of the warrants is five years, and the holder is entitled to piggyback registration rights with respect to the shares of common stock issuable upon exercise of the warrants in the event the Company proposes to register securities, whether for itself or others, during the two-year period commencing with the issuance of the final note in the bridge offering.

    The Note was issued in connection with a bridge financing by the Company on a “best efforts” no minimum basis, up to a maximum of $1,000,000 of bridge offering units. Each unit consists of $1.00 principal amount of 12% Junior Convertible Promissory Notes and warrants to purchase three shares of common stock of the Company at $.50 per share. The bridge offering is being made only to investors who qualify as “accredited investors” as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

    Following approval by stockholders at the Company’s annual meeting of stockholders held on August 1, 2007, the Company filed a Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on September 10, 2007 to:

    1. increase the number of authorized shares of common stock, $.01 par value, of the Company from 100,000,000 shares to 300,000,000 shares,

    2. eliminate the Class B and Class D common stock of the Company and all related provisions, and

    3. eliminate the Series E, Series F, Series G, Series I and Series L preferred stock of the Company and all related provisions.

    A copy of the Second Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of AskMeNow, Inc. as filed with the Secretary of State of the State of Delaware on September 10, 2007

10.1	Form 12% Junior Convertible Promissory Note for $1,000,000 Bridge Offering

10.2	Form Common Stock Warrant issuable in connection with $1,000,000 Bridge Offering

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AskMeNow, Inc.

Dated: September 11, 2007	By:	/s/ Darryl Cohen
Darryl Cohen
Chief Executive Officer and Chairman